Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated December 22, 2022, with respect to the audited consolidated financial statements of Maria DB Corporation Ab for the years ended September 30, 2022 and 2021.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
January 17, 2023